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                                                                     Exhibit 3.2

                                     BY-LAWS

                                       OF

                            PAHC HOLDINGS CORPORATION

                               * * * * * * * * * *

                                   ARTICLE I.

                                     Offices

          The registered office of PAHC Holdings Corporation (the "Corporation") shall be Corporation Service Company as Registered Agent: the City of Wilmington, County of New Castle, State of Delaware. The Corporation also may have offices at such other places, within or without the State of Delaware, as the Board of Directors (the "Board") determines from time to time or the business of the Corporation.

                                   ARTICLE II.

                            Meetings of Stockholders

          Section 2.1 Place of Meetings, etc. Except as otherwise provided in these By-laws, all meetings of the stockholders shall be held at such dates, times and places, within or without the State of Delaware, as shall be determined by the Board or chief executive officer and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation in the State of Delaware.

          Section 2.2 Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as properly may be brought before the meeting shall be held on such date after the close of the Corporation's fiscal year as the Board may from time to time determine.

          Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board or the chief executive officer and shall be called by the chief executive officer or the Secretary upon the written request of a majority of the holders of the outstanding shares of the Corporation's common stock. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

          Section 2.4 Notice of Meetings. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the
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meeting and, unless it is the annual meeting, by or at whose direction it is being issued. The notice also shall designate the place where the list of stockholders provided for in Section 2.8 is available for examination, unless such list is kept at the place where the meeting is to be held. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each stockholder at his or her address as it appears on the record of stockholders, or to such other address which such stockholder may have furnished by written request to the Secretary of the Corporation. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting, except when the stockholder attends the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice need not be given to any stockholder who submits, either before or after the meeting, a signed waiver of notice. Unless the Board, after the adjournment of a meeting, shall fix a new record date for the adjourned meeting, or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

          Section 2.5 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at all meetings of stockholders the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or by proxy in order to constitute a quorum for the transaction of business.

          Section 2.6 Voting. Except as otherwise provided by the Certificate of Incorporation of the Corporation, at any meeting of the stockholders every stockholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his or her name as of the record date and entitling him to so vote. A stockholder may vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any corporate action to be taken by a vote of the stockholders, other than the election of directors, shall be authorized by not less than a majority of the votes cast at a meeting by the stockholders present in person or by proxy and entitled to vote thereon. Directors shall be elected as provided in
Section 3.2 of these By-laws. Written ballots shall not be required for voting on any matter unless ordered by the Chairman of the meeting.

          Section 2.7 Proxies. Every proxy shall be executed in writing by the stockholder or by his or her attorney-in-fact.

          Section 2.8 List of Stockholders. At least ten (10) days before every meeting of stockholders, a list of the stockholders (including their addresses) entitled to vote at the meeting and their record holdings as of the record date shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary


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business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be kept at and throughout the meeting.

          Section 2.9 Conduct of Meetings. At each meeting of the stockholders, the Chairman of the Board or, in his or her absence, the President, shall act as Chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting.

          Section 2.10 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy and shall be delivered to the Corporation in accordance with the laws of the State of Delaware. Every written consent shall bear the date of signature of each stockholder signing the consent. In no event shall any corporate action referred to in any consent be effective unless written consents signed by a sufficient number of stockholders to take action are duly delivered to the Corporation within sixty (60) days of the earliest dated consent delivered in accordance with the laws of the State of Delaware. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, but who were entitled to vote on the matter.

                                  ARTICLE III.

                               Board of Directors

          Section 3.1 Number of Board Members. The Board shall consist of one or more members. The number of directors may be reduced or increased from time to time by action of a majority of the entire Board, but no decrease may shorten the term of an incumbent director. When used in these By-laws, the phrase "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

          Section 3.2 Election and Term. The first Board shall be elected by the incorporator or incorporators of the Corporation and the directors shall hold office until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Thereafter, except as otherwise provided by law or by these By-laws, the directors shall be elected at the annual meeting of the stockholders and the persons receiving a plurality of the votes cast shall be so elected. Subject to his or her


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earlier death, resignation or removal as provided in Section 3.3, each director shall hold office until his or her successor shall have been duly elected and shall have qualified.

          Section 3.3 Removal. A director may be removed at any time, with or without cause, by action of the Board or the stockholders, at an annual meeting or special meeting of stockholders called for that purpose.

          Section 3.4 Resignations. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

          Section 3.5 Vacancies. Any vacancy in the Board arising from an increase in the number of directors or otherwise may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Subject to his or her earlier death, resignation or removal as provided in Section 3.3, each director so elected shall hold office until his or her successor shall have been duly elected and shall have qualified.

          Section 3.6 Place of Meetings. Except as otherwise provided in these By-laws, all meetings of the Board shall be held at such places, within or without the State of Delaware, as the Board determines from time to time.


          Section 3.7 Annual Meeting. The annual meeting of the Board shall be held either (a) without notice immediately after the annual meeting of stockholders and in the same place, or (b) as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board determines.

          Section 3.8 Regular Meetings. Regular meetings of the Board shall be held on such dates and at such places and times as the Board determines. Notice of regular meetings need not be given, except as otherwise required by law.

          Section 3.9 Special Meetings. Special meetings of the Board may be called by or at the direction of the chief executive officer, and shall be called by the chief executive officer or the Secretary upon the written request of a majority of the directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

          Section 3.10 Notice of Meetings. Notice of each special meeting of the Board (and of each annual meeting held pursuant to subdivision (b) of Section 3.7) shall be given, not later than 24 hours before the meeting is scheduled to commence, by the chief executive officer or the Secretary and shall state the place, date and time of the meeting. Notice of each meeting may be delivered to a director by hand or given to a director orally (whether by telephone or in person) or mailed or telegraphed to a director at his or her residence or usual place of business, provided, however, that if notice of less


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than 72 hours is given it may not be mailed. If mailed, the notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, and if telegraphed, the notice shall be deemed to have been given when the contents of the telegram are transmitted to the telegraph service with instructions that the telegram immediately be dispatched. Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend the meeting, except if such director shall attend for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

          Section 3.11 Quorum. Except as otherwise provided by law or in these By-laws, at all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

          Section 3.12 Conduct of Meetings. At each meeting of the Board, the chairman of the board or, in his or her absence, a director chosen by a majority of the directors present, shall act as Chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the Chairman of the meeting.

          Section 3.13 Committee of the Board. The Board, by resolution adopted by a majority of the entire Board, may designate an executive committee and other committees, each consisting of one (1) or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board. The Board may designate one or more directors as alternate members of any committee. Alternate members may replace any absent or disqualified member or members at any meeting of a committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board, the members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member. Except as limited by law, each committee, to the extent provided in the resolution establishing it, shall have and may exercise all the powers and authority of the Board with respect to all matters.

          Section 3.14 Operation of Committees. A majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is


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present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

          Section 3.15 Written Consent to Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 3.16 Meetings Held Other Than in Person. Members of the Board or any committee may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

                                   ARTICLE IV.

                                    Officers

          Section 4.1 Executive Officers, etc. The executive officers of the Corporation shall be a President, a Chief Executive Officer, a Secretary and a Treasurer. The Board also may elect or appoint a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents (any of whom may be designated as Executive Vice Presidents or otherwise), and any other officers it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board determines. Any officer may devote less than one hundred percent (100%) of his or her working time to his or her activities as such if the Board so approves.

          Section 4.2 Duties.

               (a) The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation. The Chief Executive Officer shall have general management of the business and affairs of the Corporation, subject to the control of the Board, and shall have such other powers and duties as the Board assigns to him or her.

               (b) The President. The President shall have general management of the business and affairs of the Corporation, subject to the control of the Board, and shall have such other powers and duties as the Board assigns him or her. The President shall preside at all meetings of the stockholders and the Board and shall be ex officio a member of all committees established.

               (c) The Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, if any, in the order of their seniority or in any other order determined by the Board, shall perform, in the absence or disability of the


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President, the duties and exercise the powers of the President and shall have such other powers and duties as the Board or the President assigns to him or to her or to them.

               (d) The Secretary. Except as otherwise provided in these By-laws or as directed by the Board, the Secretary shall attend all meetings of the stockholders and the Board; shall record the minutes of all proceedings in books to be kept for that purpose; shall give notice of all meetings of the stockholders and special meetings of the Board; and shall keep in safe custody the seal of the Corporation and, when authorized by the Board, shall affix the same to any corporate instrument. The Secretary shall have such other powers and duties as the Board or the President assigns to him or to her.

               (e) The Treasurer. Subject to the control of the Board, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; shall perform all other duties incident to the office of Treasurer; and shall have such other powers and duties as the Board or the President assigns to him or her.

          Section 4.3 Election; Removal. Subject to his or her earlier death, resignation or removal as hereinafter provided, each officer shall hold his or her office until his or her successor shall have been duly elected and shall have qualified. Any officer may be removed at any time, with or without cause, by the Board.

          Section 4.4 Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

          Section 4.5 Vacancies. If an office becomes vacant for any reason, the Board or the stockholders may fill the vacancy, and each officer so elected shall serve for the remainder of his or her predecessor's term.

                                   ARTICLE V.

                          Provisions Relating to Stock
                          Certificates and Stockholders

          Section 5.1 Certificates. Certificates for the Corporation's capital stock shall be in such form as required by law and as approved by the Board. Each certificate shall be signed in the name of the Corporation by the Chairman, if any, or the President or any Vice President and by the Secretary, the Treasurer or any Assistant Secretary or any Assistant Treasurer and shall bear the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or its employees, the signature of any officer of the Corporation may be a facsimile signature. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature was placed on any certificate shall have ceased


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to be such officer, transfer agent or registrar before the certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

          Section 5.2 Lost Certificates, etc. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of the lost, mutilated, stolen or destroyed certificate, or his or her legal representatives, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of the certificate or the issuance of a new certificate.

          Section 5.3 Transfers of Shares. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefor appropriately indorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

          Section 5.4 Record Date.

               (a) The Board may fix a record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof. The record date fixed for such purpose shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board does not fix a record date for such purpose, the record date for such purpose shall be at the close of business on the day next preceding the day on which notice is given and, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (b) The Board may fix a record date for the purpose of determining stockholders entitled to consent to action in writing in lieu of a meeting. The record date fixed for such purpose shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than ten (10) days after the adoption of such resolution fixing the record date. If the Board does not fix a record date, the record date for the purpose of determining stockholders entitled to consent to action in writing in lieu of a meeting when no prior action by the Board is required by the laws of the State of Delaware or these By-laws, the record date for such purpose shall be the first date on which a signed written consent with respect to the action taken or proposed to be taken is delivered to the Corporation in accordance with the laws of the State of Delaware. If the Board does not fix a record date and prior action by the Board is required by the laws of the State of Delaware or these By-laws, the date for determining stockholders entitled to consent to action in writing in lieu of a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.


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               (c) The Board may fix a record date for the purpose of
determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the purpose of any other action. The record date fixed for such purpose shall not precede the date upon which the resolution fixing the record date is adopted and shall be no more than sixty (60) days prior to such action. If the Board does not fix a record date, the record date for determining the stockholders for any such purpose shall be at the close of business on the date on which the Board adopts the resolution relating thereto.

                                   ARTICLE VI.

                               General Provisions

          Section 6.1 Dividends, etc. To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

          Section 6.2 The Corporation's seal shall be in such form as is required by law and as shall be approved by the Board.

          Section 6.3 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

          Section 6.4 Voting Shares in Other Corporations. Unless otherwise directed by the Board, shares in other corporations which are held by the Corporation shall be represented and voted only by such individual or individuals as may be appointed by the Board of Directors.

                                  ARTICLE VII.

                                   Amendments

          By-laws may be made, altered or repealed by the Board, subject to the right of the stockholders to alter or repeal any by-law made by the Board.

                                  ARTICLE VIII.

                                 Indemnification

          Section 8.1 Limitation of Certain Liability of Directors. To the fullest extent permitted by the laws of the State of Delaware, a director of the Corporation shall not be liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as director.


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          Section 8.2 Indemnification and Insurance.

               (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 8.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that if the laws of the State of Delaware require, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 8.2 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

               (b) If a claim under paragraph (a) of this Section 8.2 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the


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claimant has not met the standards of conduct which make it permissible under the laws of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the laws of the State of Delaware, nor an actual determination by the Corporation (including the Board's independent legal counsel, or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 8.3 Non-Exclusivity of Rights. The right to indemnification and the payment of expenses conferred in this Article VIII shall not be deemed exclusive of any other right to which any person seeking indemnification or payment of expenses may be entitled under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 8.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the State of Delaware.

                                    * * * * *


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